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                                                                    Exhibit 11

                       ITT EDUCATIONAL SERVICES, INC.
             COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                   (In thousands, except per share data)

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                                             THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                        ---------------------------------------  ------------------------------------
                                              1999                  1998              1999                1998
                                              ----                  ----              ----                ----
Net income (loss)                             $    1,251            $     (660)       $   7,770           $    6,668
                                        -----------------     -----------------  ---------------     ----------------
                                        -----------------     -----------------  ---------------     ----------------

Shares:
   Weighted average number of shares
      of common stock outstanding                 25,279                27,000           25,668               27,000

Shares assumed issued
   less shares assumed purchased
   on stock options                                  151                   183              195                  163
                                        -----------------     -----------------  ---------------     ----------------

Outstanding shares for diluted earnings
   per share calculation                             151                   183              195                  163
                                        ----------------       ----------------  ----------------     ----------------
                                        ----------------       ----------------  ----------------     ----------------

Earnings (loss) per common share:
     Basic                                    $     0.05            $    (0.02)       $    0.30            $    0.25
     Diluted                                  $     0.05            $    (0.02)       $    0.30            $    0.25

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